Exhibit 10.6

EMPLOYMENT AGREEMENT

               THIS EMPLOYMENT AGREEMENT (this “Agreement”) is made as of the 7th day of June, 2005 but effective the 1st day of June, 2005 (the “Effective Date”) by and between Terax Energy, Inc. (the "Company") and Bill Chester (the "Employee").

               WHEREAS, the Company desires to employ the Employee, and Employee desires to accept such employment, upon the terms, conditions and for the consideration hereinafter set forth.

               NOW THEREFORE, in consideration of theses premises and the mutual covenants and obligations contained herein, the Company and the Employee agree as follows:

               1. Employment Period. The Company hereby agrees to employ the Employee, and the Employee hereby agrees to become an employee of the Company, subject to the terms and conditions of this Agreement, for the period commencing on the Effective Date and ending on the first anniversary of such date (the "Employment Period").

               2. Terms of Employment. (a) Position and Duties. (i) During the Employment Period, the Employee shall be employed as the senior officer of the Company, and hold the position of Vice President, Business Development of the Company, reporting to the Chief Executive Officer of the Company. The Employee will also hold such additional positions as determined by the Board of Directors of the Company (the “Board”), provided such determination is consistent with the Company’s then current financial situation.

               (ii) During the Employment Period, excluding any periods of vacation, sick leave and other time-off to which the Employee is entitled under this Agreement or applicable Company policies, the Employee agrees to devote substantially all of his attention and time to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities of the Employee, use the Employee’s reasonable best efforts to perform faithfully and efficiently such responsibilities. It shall not be a violation of this Agreement during the Employment Period for the Employee, and the Employee is expressly permitted, to spend a reasonable amount of time during normal business hours of the Company (including out-of-town travel) (A) serving on or with corporate, civic or charitable boards, committees and groups, and (B) delivering lectures, accepting and fulfilling speaking engagements, teaching at educational institutions and seminars, and writing or publishing papers, articles or books, provided that such services are consistent with the interests of the Company and do not interfere with the Employee’s obligations to the Company hereunder.

               (iii) During the Employment Period, except for out-of-town travel and meetings, the Employee's duties shall be performed primarily at the location of the Company’s principal corporate office which is to be located in Austin, Texas.

               (b) Salary. During the Employment Period, the Employee shall receive an annual salary (the "Annual Salary"), which shall be paid in equal installments in accordance with the Company's standard policy regarding payment of compensation, but no less frequently than monthly. The amount of the Annual Salary shall be Ninety Thousand United States Dollars ($90,000).

               (c) Bonuses. In addition to Annual Salary, the Employee may be awarded for each fiscal year of the Employment Period an annual bonus (the "Annual Bonus") as determined by the consent of a

Terax Energy, Inc.	Bill Chester
Employment Agreement

majority of the Board. The Annual Bonus shall be determined and awarded each year within thirty (30) days of the filing of the Company’s Annual Report with the Securities and Exchange Commission.

               (d) Benefits. During the Employment Period, the Employee and/or the Employee's family, as the case may be, shall be eligible for participation in and shall receive all benefits and privileges under any benefit, welfare, savings and retirement, plans, practices, policies and programs provided by the Company and its affiliated companies (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance, 401k and other plans and programs).

               (e) Expenses. During the Employment Period the Employee shall be entitled to receive prompt reimbursement for all reasonable expenses and costs incurred by the Employee in accordance with the Company’s standard policies, practices and procedures.

               (f) Vacation. During the Employment Period the Employee shall be entitled to paid vacation (“Vacation”) each calendar year of twenty (20) days beginning with the year of the Effective Date.

               3. Termination of Employment. (a) Death. The Employee’s employment shall terminate automatically upon the Death of the Employee during the Employment Period. For purposes of this Agreement, “Death” shall be deemed to have occurred on the date the Employee is certified to be dead by the government agency or person having competent jurisdiction over such certification, unless the Employee’s legal representative shall contest the certification through a court proceeding, in which case the court’s determination shall control.

               (b) Disability. If the Company determines in good faith that the Disability of the Employee has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to the Employee written notice of its intention to terminate the Employee's employment. In such event, the Employee's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Employee or his legal representative (the "Disability Effective Date"), unless within the 30 days after such receipt, the Employee shall have begun performance of the Employee's duties. For purposes of this Agreement, “Disability” shall mean the Employee has discontinued performing his duties for 60 consecutive business days due to incapacity due to mental or physical illness.

               (c) Cause. The Company may terminate the Employee's employment during the Employment Period for Cause. "Cause" shall include:

               (i) the Employee becoming charged with a felony offence;

               (ii) the Board being presented with substantive evidence of drug, alcohol or substance abuse by the Employee; and

               (iii) any breach by the Employee of his duties or obligations hereunder, provided that if such breach is “cureable” the Company shall be required to give the Employee notice of such breach and the Employee shall be required, within fourteen (14) days following delivery of such notice, to cure such breach or commence proceedings to cure such breach by appropriate performance and the breach must be cured without undue delay.

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Employment Agreement

For the purposes of this Section 3(b) a “cureable” breach shall not include any breach of this Agreement resulting from:

               (i) fraud by the Employee against the Company;

               (ii) a breach by the Employee of the provisions of Section 6 of this Agreement;

               (iii) the intentional misappropriation of a corporate opportunity of the Company by the Employee for his direct or indirect personal benefit; or

               (iv) willful or intentional failure to obey the instructions of the Board consistent with his duties hereunder.

               (d) Good Reason. The Employee's employment may be terminated by the Employee for Good Reason. For the sole and exclusive purposes of this Agreement, "Good Reason" shall mean a failure by the Company to pay the amounts required under or otherwise comply with any of the provisions of Sections 2(b) or 2(e) of this Agreement (provided that the Company has sufficient funds available to make such payments), other than an isolated, insubstantial or inadvertent failure which is remedied by the Company promptly after receipt of notice thereof given by the Employee.

               (e) Expiration. The Employee's employment shall terminate at the end of the Employment Period.

               (f) Notice of Termination. Any termination of employment by the Company or by the Employee shall be communicated by Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated, and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty days after the giving of such notice). The failure by the Employee or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any rights of the Employee or the Company, respectively, hereunder or preclude the Employee or the Company, respectively, from asserting such fact or circumstance in enforcing the Employee's or the Company's rights hereunder.

               (g) Date of Termination. For purposes of this Agreement, “Date of Termination” means (i) if the Employee’s employment is terminated by the Company or by the Employee, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if the Employee's employment is terminated by reason of Death or Disability, the Date of Termination shall be the date of Death of the Employee or the Disability Effective Date, as the case may be, and (iii) if the Employee's employment is terminated by reason of the expiration of the Employment Period, the Date of Termination shall be the last day of the Employment Period.

               4. Obligations Upon Termination. (a) Good Reason; Other Than for Cause, Death, Disability or Expiration. If, during the Employment Period, the Company shall terminate the Employee's employment other than for: (i) Cause, (ii) Death, (iii) Disability, or (iv) the expiration of the Employment Period; or if the Employee shall terminate his employment for Good Reason, the Company shall pay to the Employee the following amounts:

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Employment Agreement

               (i) the sum of (1) the Annual Salary through the Date of Termination to the extent not theretofore paid, (2) any compensation previously deferred by the Employee (together with any accrued interest or earnings thereon), and (3) the prorata amount of the Annual Salary applied to any accrued but unused Vacation days of the Employee through the Date of Termination; in each case to the extent not theretofore paid (the sum of the amounts described in the foregoing clauses (1), (2), and (3) shall be hereinafter referred to as the “Accrued Obligations”); and

               (ii) the lesser of (X) the Annual Salary, prorated for a one (1) month period, and (Y) the amount of the Annual Salary from the Date of Termination to the end of the Employment Period;

               (iii) all unvested contributions to any savings, retirement or other plans or programs benefiting the Employee and/or his family shall immediately become 100% vested, and all such plans and programs applicable to the Employee shall be automatically amended and reformed as, and the Company shall take all actions which are, necessary, appropriate or reasonable to accommodate and give effect to this clause; and

               (iv) to the extent applicable and not theretofore paid or provided, the Company shall timely pay or provide to the Employee any other amounts or benefits that have accrued or which are required to be paid or provided or which the Employee and/or his family is eligible to receive under Section 2(e) hereof, or any applicable plan, program, policy or practice or contract or agreement of the Company and its affiliated companies (such benefits shall be hereinafter referred to as the “Other Benefits”);

               (b) Death or Disability. If the Employee's employment is terminated by reason of the Employee's Death or Disability during the Employment Period, this Agreement shall terminate without further obligations to the Employee's estate or legal representatives under this Agreement, except that (i) the Company shall pay all Accrued Obligations in a lump sum in cash within 30 days of the Date of Termination, (ii) the Company shall timely pay and provide the Other Benefits to the extent applicable or theretofore unpaid.

               (c) Cause or Other than for Good Reason. If the Employee's employment shall be terminated for Cause during the Employment Period, or if the Employee resigns or voluntarily terminates his employment during the Employment Period, excluding a termination for Good Reason: (I) this Agreement shall terminate without further obligations to the Employee, except that the Company shall pay to the Employee the following amounts:

               (i) the Accrued Obligations through the Date of Termination to the extent not theretofore paid; and

               (ii) the Company shall timely pay and provide the Other Benefits to the extent applicable or theretofore unpaid.

               (d) Expiration of the Employment Period. If the Employee's employment is terminated by reason of the expiration of the Employment Period, this Agreement shall terminate without further obligations to the Employee.

               5. Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Employee's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies for which the Employee may qualify, nor shall anything herein limit or otherwise affect such rights as the Employee may have under any contract or agreement

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with the Company or any of its affiliated companies. Amounts which are vested benefits or which the Employee is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

               6. Confidential Information. The Employee shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Employee during the Employee's employment by the Company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Employee or representatives of the Employee in violation of this Agreement). After termination of the Employee's employment with the Company, the Employee shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it.

               7. Successors. (a) This Agreement is personal to the Employee and without the prior written consent of the Company shall not be assignable by the Employee otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Employee’s estate, heirs, beneficiaries and legal representatives.

               (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

               8. Miscellaneous. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement contains the complete and entire agreement between the parties hereto with respect to the matters contained herein, and may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives expressly written and executed for such purpose.

               (b) All notices and other communications required hereunder to be in writing shall be given by two or more of the following methods: (i) hand delivery to the other party, (ii) commercial courier or mail service, or (iii) registered or certified US mail, return receipt requested, postage prepaid; and in the case of the Company shall be addressed to the Company’s Registered Agent and the Company’s Secretary at the Company’s principal corporate office, and in the case of the Employee shall be addressed to the Employee’s office at the Company and the Employee’s latest primary residence as identified in the records of the Company, or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications hereunder shall be effective, when delivered on a businesses day on the date of delivery, and when delivered on a day other than a business day on the next following business day.

               (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

               (d) The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

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Employment Agreement

               (e) The Employee's or the Company's failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right the Employee or the Company may have hereunder shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

               IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the 1st day of June, 2005.

TERAX ENERGY, INC.

By:	/s/ J. William Rhea, IV	/s/ Bill Chester
	J. William Rhea, IV, Chief Executive Officer	Bill Chester

Execution Date: June 7, 2005

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Employment Agreement